UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

HORIZON LINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01. OTHER EVENTS

On June 13, 2006, Horizon Lines, Inc. (the “Company”) issued a press release announcing (i) the public offering of 5,750,000 shares (the “Initial Shares”) of its common stock, all of which are being sold by stockholders of the Company (the “Selling Stockholders”), at a price to the public of $14.00 per share and (ii) the grant by the Selling Stockholders to the underwriters of such offering (the “Underwriters”) of a 30-day option to purchase up to 862,500 additional shares (the “Additional Shares”) from them. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Underwriters have exercised in full their option to purchase the Additional Shares.

The closing of the sale by the Selling Stockholders to the Underwriters of the Initial Shares and the Additional Shares is expected to occur on June 16, 2006. The Company will not receive any proceeds from the sale of the Initial Shares or the Additional Shares.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1*	Press release dated June 13, 2006.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: June 14, 2006	By:	/s/ M. Mark Urbania
M. Mark Urbania
Senior Vice President, Chief Financial Officer and Assistant Secretary

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